UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EXPI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2025, eXp World Holdings, Inc. (the “Company”) announced that Jesse Hill has been appointed as the Company’s permanent Chief Financial Officer (and, in such capacity, the “principal financial officer” and “principal accounting officer” of the Company), effective immediately. The information specified in Item 5.02(c)(2) of Form 8-K with respect to Mr. Hill is set forth in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 17, 2025, and is incorporated herein.

Mr. Hill does not have any familial relationships with any executive officer or director of the Company. Mr. Hill is not a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Hill and any other person pursuant to which he was selected to serve as the Company’s Chief Financial Officer.

In connection with his appointment as the Company’s Chief Financial Officer, the Company’s Board of Directors, upon recommendation of the Board’s Compensation Committee, approved an updated compensation package for Mr. Hill as follows:

●	An annual base salary of $600,000, effective June 30, 2025;
●	An equity grant under the Company’s 2024 Equity Incentive Plan (the “Plan”), consisting of:
o	Restricted stock units (“RSUs”) with a fair market value of $230,938, vesting in equal quarterly installments over a three-year period following the grant date and, upon vesting, settling in shares of the Company’s common stock on a one-for-one basis; and
o	An option to purchase shares of the Company’s common stock with a fair market value of $692,812, vesting in equal quarterly installments over a three-year period following the grant date and having an exercise price equal to the closing price of the Company’s common stock on the date of grant.

The RSUs and options are expected to be granted on the first trading day following the expiration of the Company’s current trading blackout period and will be subject to the terms and conditions of the Plan and the Company’s standard grant agreements. Vesting of the RSUs and options are subject to Mr. Hill’s continued service through each applicable vest date.

Item 7.01Regulation FD Disclosure

On July 2, 2025, the Company issued a press release announcing Jesse Hill’s appointment as permanent Chief Financial Officer of the Company. A copy of Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing or document, except as expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release issued by eXp World Holdings, Inc. on July 2, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: July 2 2025	/s/ James Bramble
James Bramble
Chief Legal Counsel